Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Omnibus Equity Incentive Plan of Arcturus Therapeutics Holdings Inc. of our report dated May 14, 2018, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission

/s/ KOST FORER GABBAY & KASIERER

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 21, 2019	A member of Ernst & Young global